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                             ASSUMPTION AGREEMENT
                         INVESTMENT ADVISORY AGREEMENT

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         This Assignment and Assumption Agreement is made as of December 31,
2000 by and between Lincoln Investment Management, Inc., an Illinois Corporation ("LIM") and Vantage Investment Advisers ("Vantage"), a series of Delaware Management Business Trust.

         WHEREAS, Vantage is a series of Delaware Management Business Trust, which is a registered investment advisers pursuant to the Investment Advisers Act of 1940, as amended;

         WHEREAS, LIM transferred the Advisory Agreement dated December 14, 1981 (the "Agreement") between LIM and Lincoln National Special Opportunities Fund, Inc. (the "Fund") to Vantage and, therefore, Vantage intends to assume LIM's obligations under the Agreement;

         WHEREAS, the transfer of the Agreement by LIM to Vantage does not constitute an "assignment" of the Agreement under the Investment Company Act of 1940, as amended;

         WHEREAS, Vantage's assumption of the Agreement was approved by the Board of Directors of the Fund;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Agreement previously in effect between the Fund and LIM is hereby assumed in its entirety by Vantage, except that all references to LIM shall be replaced with references to Vantage.

2. Vantage agrees to perform and be bound by all of the terms of the Agreement and the obligations and duties of LIM thereunder.

3. The Agreement shall continue in full force and effect as set forth therein for the remainder of its term.

         IN WITNESS WHEREOF, the undersigned have executed this Assumption Agreement as of the date set forth above.

LINCOLN INVESTMENT MANAGEMENT,       VANTAGE INVESTMENT ADVISERS,
INC.                                 a series of Delaware Management Business
                                     Trust


By: ___________________________       By: _____________________________
    Name:                                 Name:
    Title:                                Title:


ACKNOWLEDGED:

LINCOLN NATIONAL SPECIAL OPPORTUNITIES FUND, INC.


By: ________________________________
    Name:
    Title: